Exhibit 24.1

NACCO INDUSTRIES, INC.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of NACCO Industries, Inc., a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Alfred M. Rankin, Jr., J.C. Butler, Jr. and John D. Neumann, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s Class A Common Stock, $1.00 par value per share, issuable in connection with the NACCO Industries, Inc. Non-Employee Directors’ Equity Compensation Plan (Amended and Restated, effective May 9, 2017), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 14th day of February 2017.

/s/ Alfred M. Rankin, Jr.	/s/ Richard de J. Osborne
Alfred M. Rankin, Jr.	Richard de J. Osborne
Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director	Director

/s/ Elizabeth I. Loveman	/s/ James A. Ratner
Elizabeth I. Loveman	James A. Ratner
Vice President and Controller (Principal Financial and Accounting Officer)	Director

/s/ John P. Jumper	/s/ Britton T. Taplin
John P. Jumper	Britton T. Taplin
Director	Director

/s/ Dennis W. LaBarre	/s/ David F. Taplin
Dennis W. LaBarre	David F. Taplin
Director	Director

/s/ Michael S. Miller	/s/ David B.H. Williams
Michael S. Miller	David B.H. Williams
Director	Director